Exhibit 99.1

RELEASE ON: July 11, 2013 at 07:30 ET

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000
Press@TASER.com

TASER to Release Second Quarter 2013 Earnings on July 31 and Announces New IR Social Media Initiatives

SCOTTSDALE, Ariz., July 11, 2013 – TASER International, Inc. (NASDAQ: TASR) today announced that the second quarter 2013 earnings call is scheduled for Wednesday, July 31, 2013. A conference call is scheduled at 11:00 a.m. EST to review the second quarter financial results. TASER CEO Rick Smith and CFO Dan Behrendt will host the webcast.

TASER also announced plans to take questions relating to the second quarter results via social media. For the first time, TASER management will entertain questions during the call asked via Twitter, in addition to questions from those logged into the webcast. Individuals may submit questions via Twitter using hashtag #TASR_Earnings to the @TASER_IR handle. TASER management regrets that due to time considerations, not all questions may be answered during the call.

To join the live audio presentation, please dial toll free at (877) 303-9126, or for international callers, please dial (253) 237-1156. The pass code is 14532186.

For more information regarding the webcast or conference call, please visit http://investor.taser.com/.

Note to Investors

Please visit http://investor.taser.com, http://blog.taser.com, www.twitter.com/taser_ir, www.twitter.com/officialtaser and https://www.facebook.com/TASER.International where TASER discloses information from time to time about the company, its financial information, and its business.

Visit our Investor Relations Safe Harbor Statement at: http://investor.taser.com/safeHarbor.cfm

For investor relations information please contact Erin Curtis by phone at (480) 515-6330 or via email at IR@TASER.com.

TASER Links

•	International Websites:

•	Brazilian: http://br.taser.com/

•	French: http://fr.taser.com/

•	German: http://de.taser.com/

•	Spanish: http://es.taser.com/

•	United Kingdom: http://uk.taser.com/

TASER Social Media Links

•	Facebook: https://www.facebook.com/TASER.International

•	TASER Blog: http://blog.taser.com/

•	LinkedIn: http://www.linkedin.com/company/71228

•	YouTube: http://www.youtube.com/taserinternational1

•	Twitter: http://www.twitter.com/OfficialTASER

About TASER International, Inc.

TASER protects life: TASER Conducted Electrical Weapons (CEWs) have saved more than 100,000 lives from potential death or serious injury. TASER protects truth: We enable greater transparency with the industry-leading TASER CAM and AXON flex on-officer video systems. Together with our customers, we are defining the future of smart policing by connecting intelligent devices and sensors with the first secure cloud-based digital evidence management solution for law enforcement: EVIDENCE.com.

Since 1994, more than 260,000 private individuals have relied on TASER technology to protect themselves and their loved ones. Learn more about TASER and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, TASER CAM™, and AXON flex™ are trademarks of TASER International, Inc.